                                                                      EXHIBIT 11

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (unaudited)

                    For the Three Months Ended March 31, 1997

                                                                                                             Primary
                                                                                                            and Fully
                                                                                                             Diluted
                                                                           Days                              Weighted
                                               Outstanding                 Out-                               Average
                                           ------------------             stand-                              Shares
                                           From            To              ing             Shares          Outstanding
                                           ----            --              ---             ------          -----------
Beginning shares                         1/01/97         3/31/97            90            5,391,875          5,391,875
                                                                                          ---------          ---------

Dilutive effect of common
  stock equivalents:
  889,500 stock options at
  average price per share                                                                                      267,388

Exercise of employee stock options:
                                         01/06/97        3/31/97            84                2,500              2,333

                                         02/07/97        3/31/97            52                2,000              1,156

                                         2/20/97         3/31/97            39                5,000              2,167

                                         03/06/97        3/31/97            25                3,000                833

                                         03/14/97        3/31/97            17                1,000                189

                                         03/18/97        3/31/97            13                1,500                216

                                         03/24/97        3/31/97             7                2,000                156
                                                                                          ---------          ---------

Ending shares                                                                             5,408,875          5,666,313


Net Earnings                                                                                                 $ 560,637
                                                                                                             =========

Net Earnings Per Share                                                                                       $     .10
                                                                                                             =========




                                                                     (Continued)

                                                                      EXHIBIT 11

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                   (unaudited)

                    For the Nine Months Ended March 31, 1997

                                                                                                              Primary
                                                                                                             and Fully
                                                                                                              Diluted
                                                                             Days                             Weighted
                                                    Outstanding              Out-                             Average
                                                    -----------             stand-                             Shares
                                                From            To            ing          Shares            Outstanding
                                                ----            --            ---          ------            -----------
Beginning shares                            07/01/96       3/31/97            274           5,351,875          5,351,875

Dilutive effect of common
  stock equivalents:
  889,500 stock options at
  average price per share                                                                                        259,318

Exercise of employee stock options:
                                            07/05/96       3/31/97            269               5,000              4,909
                                            07/22/96       3/31/97            252               4,000              3,679
                                            07/25/96       3/31/97            249               6,000              5,453
                                            08/07/96       3/31/97            236               4,000              3,446
                                            08/13/96       3/31/97            230               5,000              4,197
                                            10/21/96       3/31/97            162              15,000              8,814
                                            11/04/96       3/31/97            147               1,000                536
                                            01/06/97       3/31/97             84               2,500                766
                                            02/07/97       3/31/97             52               2,000                380
                                            02/20/97       3/31/97             39               5,000                712
                                            03/06/97       3/31/97             25               3,000                274
                                            03/14/97       3/31/97             17               1,000                 62
                                            03/18/97       3/31/97             13               1,500                 70
                                            03/24/97       3/31/97             7                2,000                 51
                                                                                               ------     --------------
Ending shares                                                                               5,408,875          5,644,542
                                                                                            =========          =========

Net Earnings                                                                                                 $ 2,310,302
                                                                                                             ===========
Net Earnings Per Share                                                                                       $       .41
                                                                                                             ===========





                                                                     (Continued)
                                       18

                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                  (unaudited)

                   For the Three Months Ended March 31, 1996

                                                                             Primary
                                                                            and Fully
                                                                             Diluted
                                                           Days              Weighted
                                   Outstanding             Out-              Average
                                   -----------            stand-              Shares
                                   From     To             ing    Shares    Outstanding
                                   ----     --             ---    ------    -----------
Beginning shares                 1/01/96  3/31/96          91   5,297,375   5,297,375

Dilutive effect of common
  stock equivalents:
  1,000,000 stock options at
  average price per share                                                     309,679

Exercise of employee stock
 options                         3/25/96  3/31/96           6       1,000          66
                                                               ----------  ----------

Ending shares                                                   5,297,375   5,607,120
                                                               ==========  ==========

Net Earnings                                                               $1,005,402
                                                                           ==========

Net Earnings Per Share                                                     $      .18
                                                                           ==========




                                                                     (Continued)

                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                   (unaudited)

                    For the Nine Months Ended March 31, 1996

                                                                          Primary and
                                                                         Fully Diluted
                                                        Days                Weighted
                                 Outstanding            Out-                Average
                                ------------           stand-               Shares
                                From      To            ing     Shares    Outstanding
                                ----      --            ---     ------    -----------
Beginning shares              07/01/95  3/31/96         275   5,257,875   5,257,875

Dilutive effect of common
  stock equivalents:
  1,000,000 stock options at
  average price per share                                                   304,026

Exercise of employee stock
 options                      08/21/95  3/31/96         223       1,500       1,216

Exercise of employee stock
 options                      09/20/95  3/31/96         194      20,500      14,462

Exercise of employee stock
 options                      11/09/95  3/31/96         143      15,000       7,800

Exercise of employee stock
 options                      11/10/95  3/31/96         142       2,500       1,291

Exercise of employee stock
 options                      3/25/96   3/31/96           6       1,000          22
                                                             ----------  ----------

Ending shares                                                 5,298,375   5,586,692
                                                             ==========  ==========

Net Earnings                                                             $2,329,688
                                                                         ==========

Net Earnings Per Share                                                   $      .42
                                                                         ==========



                                       20